Exhibit 99.1

Investor Group to Acquire Voya’s Closed Block Variable Annuity Business

—Consortium Led by Apollo, Crestview Partners, and

Reverence Capital Partners to Form Industry Solution for Variable Annuities—

New York, December 21, 2017 – An investor group led by affiliates of Apollo Global Management, LLC (together with its consolidated subsidiaries, “Apollo”) (NYSE: APO), Crestview Partners (“Crestview”), and Reverence Capital Partners (“Reverence”), today announced they have entered into a definitive agreement to acquire Voya Financial, Inc.’s (“Voya”) (NYSE: VOYA) Closed Block Variable Annuity business (the “CBVA Business”). The investment will be made through a newly formed standalone entity (“Venerable Holdings, Inc.” or “Venerable”). The proposed transaction, which is expected to close in the second or third quarter of 2018, is subject to regulatory approvals and other customary closing conditions. Apollo, Crestview, and Reverence will own equal stakes in Venerable, and Athene Holding Ltd. (“Athene”) (NYSE: ATH) and Voya will also acquire minority positions in Venerable.

The investors in Venerable are all well-established strategic investors with significant regulatory credibility and experience in successfully building and growing insurance businesses with patient, long-term capital. Upon closing of the transaction, Venerable will be conservatively capitalized to CTE 98+. The investors in Venerable believe it is advantageous that the CBVA Business will operate as a private company, with a hedging strategy that will focus on the economic and regulatory stability of the underlying assets and statutory capital strength rather than reducing GAAP earnings volatility. In connection with the transaction, Voya Investment Management will become Venerable’s preferred asset management partner. Voya has substantial heritage and knowledge in this area and will manage the assets of the CBVA Business as well as the assets from future acquisitions of closed block variable annuities by Venerable.

Apollo, Crestview and Reverence said, “We are attracted to Voya’s CBVA Business due to the strength of the team and platform, and the structure and stability of the underlying assets. We believe blocks such as the CBVA Business are best owned through private ownership. In addition, we believe success in variable annuities is primarily calibrated with effective risk management, which is Venerable’s most significant core competency. With a sole focus on variable annuities and support from an outstanding group of strategic investors, Venerable is uniquely positioned to serve as a leading industry solution for the consolidation of variable annuity blocks and the creation of long-term economic value.”

In connection with the transaction that is being announced today, Athene has signed a definitive agreement to reinsure approximately $19 billion of Voya’s fixed and fixed indexed annuities, which will be administered by Venerable, and Athene Asset Management will provide asset management services for these fixed annuities. In addition, Athene will be Venerable’s strategic partner for fixed annuity blocks as opportunities arise going forward.

The senior leadership team of the current CBVA Business, including Patrick Lusk, David Wiland, and Timothy Brown, will remain in place at Venerable and will continue to perform the same functions. Venerable will also establish a core group of employees exclusively focused on risk management and operational efficiency.

Venerable’s headquarters will remain in the CBVA Business’s current headquarters in West Chester, Pennsylvania, and the CBVA Business’s existing U.S. operations will be consolidated in Des Moines, Iowa. Over time, as Venerable acquires additional variable annuity portfolios, it expects to build a meaningful presence in Des Moines and establish a center of excellence for variable annuities.

Barclays is serving as financial advisor and Sidley Austin LLP is serving as legal counsel to Venerable in connection with this transaction.

About Apollo Global Management

Apollo is a leading global alternative investment manager with offices in New York, Los Angeles, Houston, Chicago, St. Louis, Bethesda, Toronto, London, Frankfurt, Madrid, Luxembourg, Mumbai, Delhi, Singapore, Hong Kong and Shanghai. Apollo had assets under management (AUM) of approximately $242 billion as of September 30, 2017 in private equity, credit and real assets funds invested across a core group of nine industries where Apollo has considerable knowledge and resources. For more information about Apollo, please visit www.agm.com.

About Crestview Partners

Founded in 2004, Crestview Partners is a value-oriented private equity firm focused on the middle market. The firm is based in New York and manages funds with over $7 billion of aggregate capital commitments. The firm is led by a group of partners who have complementary experience and distinguished backgrounds in private equity, finance, operations and management. Crestview has senior investment professionals focused on sourcing and managing investments in each of the specialty areas of the firm: energy, financial services, industrials and media. For more information: www.crestview.com.

About Reverence Capital Partners

Reverence Capital Partners is a private investment firm focused on thematic investing in leading global, middle-market Financial Services businesses through control and influence oriented investments in 5 sectors: (1) Depositories and Finance Companies, (2) Asset and Wealth Management, (3) Insurance, (4) Capital Markets and (5) Financial Technology/Payments. The firm was founded in 2013, by Milton Berlinski, Peter Aberg and Alex Chulack, after distinguished careers advising and investing in a broad array of financial services businesses. The Partners collectively bring over 90 years of advisory and investing experience across a wide range of financial services sectors.

Forward Looking Statements

This press release may contain forward looking statements that are within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, discussions related to Apollo’s expectations regarding the performance of its business, its liquidity and capital resources and the other non-historical statements in the discussion and analysis. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. When used in this press release, the words “believe,” “anticipate,”

“estimate,” “expect,” “intend” and similar expressions are intended to identify forward-looking statements. Although management believes that the expectations reflected in these forward looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. These statements are subject to certain risks, uncertainties and assumptions, including risks relating to our dependence on certain key personnel, our ability to raise new private equity, credit or real estate funds, market conditions, generally, our ability to manage our growth, fund performance, changes in our regulatory environment and tax status, the variability of our revenues, net income and cash flow, our use of leverage to finance our businesses and investments by our funds and litigation risks, among others. We believe these factors include but are not limited to those described under the section entitled “Risk Factors” in Apollo’s annual report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on February 13, 2017, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in other filings. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law. This press release does not constitute an offer of any Apollo fund.

Contact Information

Apollo

For investor inquiries regarding Apollo:

Gary M. Stein

Head of Corporate Communications

Apollo Global Management, LLC

212-822-0467

gstein@apollolp.com

Noah Gunn

Investor Relations Manager

Apollo Global Management, LLC

212-822-0540

ngunn@apollolp.com

For media inquiries regarding Apollo:

Charles Zehren

Rubenstein Associates, Inc. for Apollo Global Management, LLC

(212) 843-8590

czehren@rubenstein.com

Crestview

Jeffrey Taufield/Daniel Yunger

Kekst and Company

212-521-4800

jeffrey.taufield@kekst.com/daniel.yunger@kekst.com

Reverence

Milton Berlinski

Co-Founder and Managing Partner

Reverence Capital Partners

212-804-8022

milton.berlinski@reverencecapital.com

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